Exhibit 99.1

Press Release	Source: K & F Industries Holdings, Inc.

K & F Industries Holdings, Inc. Prices IPO at $17.50/Share
Tuesday August 9, 10:13 am ET

WHITE PLAINS, N.Y., Aug. 9 /PRNewswire-FirstCall/—K&F Industries Holdings, Inc. (NYSE: KFI - News), announced the pricing of its initial public offering of 18,000,000 shares of common stock on August 8, at a price of $17.50 per share, which was within the estimated $16-$18 range. K&F has granted the underwriters a 30-day option to purchase an additional 2,700,000 shares of common stock at the initial offering price to cover over-allotments, if any.

The shares will commence trading today on the New York Stock Exchange under the symbol KFI. The offering was made through an underwriting syndicate led by Goldman, Sachs & Co. and Lehman Brothers Inc., who acted as joint book- running managers.

Proceeds of the offering are expected to be used by K&F to redeem all of K&F’s outstanding 11-1/2 percent senior PIK notes due 2015 (the “notes”), redeem all of K&F’s outstanding Junior/Series A Redeemable Exchangeable Preferred Stock (the “junior preferred stock”), pay a cash dividend to existing stockholders and pay related expenses.

A copy of the prospectus relating to these securities may be obtained from Goldman, Sachs & Co., Attn: Registration Department, 85 Broad Street, New York, New York 10004 (212/902-1000) or Lehman Brothers Inc., c/o ADP Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, NY 11717, email: monica_castillo@adp.com, fax: 631/254-7268.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the notes or the junior preferred stock.

About K&F

K&F Industries Holdings, Inc., through its Aircraft Braking Systems Corporation subsidiary, manufactures wheels, brakes and brake control systems for commercial transport, general aviation and military aircraft. K&F’s other subsidiary, Engineered Fabrics Corporation, manufactures aircraft fuel tanks, de-icing equipment and specialty coated fabrics used for storage, shipping, environmental and rescue applications for commercial and military use.

Forward Looking Statements

Some statements and information contained herein are not historical facts, but are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition, the Company or its representatives have made and may continue to make forward-looking statements, orally, in writing or in other contexts, such as in reports filed with SEC or press releases. These forward-looking statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “should” or the like, the negative of these words or other variations of these words or comparable words, or discussion of strategy that involves risk and uncertainties. We caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of a wide variety of factors and conditions, many of which are beyond our control. Some of these factors and conditions include, but are not limited to: (i) government or regulatory changes, (ii) dependence on our subsidiary, Aircraft Braking Systems Corporation, for operating income, (iii) competition in the market for our products, (iv) our substantial indebtedness, (v) adverse conditions in the public capital markets, (vi) a change in the terms or structure of, or the decision to abandon, the proposed transaction, (vii) the failure for any reason to consummate the transaction on the proposed terms or otherwise, and (viii) other risks and uncertainties detailed in the registration statement referenced above. This press release should be read in conjunction with our periodic reports filed with the SEC. We undertake no obligation to revise these statements following the date of this press release.